Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

AMERICAN MIDSTREAM PARTNERS, LP*

AMERICAN MIDSTREAM FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4922	27-0855785
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, TX 77042 (346) 241-3400	Eric T. Kalamaras 2103 CityWest Blvd., Bldg 4, Suite 800 Houston, TX 77042 (346) 241-3400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

8.50% Senior Notes due 2021

Subsidiary Guarantees of 8.50% Senior Notes due 2021

*GUARANTORS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
American Midstream, LLC	Delaware	27-0855925

American Midstream (Alabama Gathering), LLC	Alabama	27-0855785

American Midstream (Alabama Intrastate), LLC	Alabama	27-0855785

American Midstream (AlaTenn), LLC	Alabama	63-0272062

American Midstream (Burns Point), LLC	Delaware	38-3858165

American Midstream (Lavaca), LLC	Delaware	46-4274648

American Midstream (Louisiana Intrastate), LLC	Delaware	71-0890796

American Midstream (Mississippi), LLC	Delaware	71-0890799

American Midstream (SIGCO Intrastate), LLC	Delaware	72-1533364

American Midstream (Tennessee River), LLC	Alabama	63-0935012

American Midstream AMPAN, LLC	Delaware	61-1774458

American Midstream Bakken, LLC	Delaware	61-1707358

American Midstream Blackwater, LLC	Delaware	46-1103342

American Midstream Chatom, LLC	Delaware	80-0828650

American Midstream Chatom Unit 1, LLC	Delaware	45-5558282

American Midstream Chatom Unit 2, LLC	Delaware	90-0862302

American Midstream Costar, LLC	Delaware	45-1447482

American Midstream Delta House, LLC	Delaware	32-0471671

American Midstream East Texas Rail, LLC	Delaware	30-0839932

American Midstream Emerald, LLC	Delaware	30-0930407

American Midstream Gas Solutions, LP	Delaware	20-1708099

American Midstream Gas Solutions GP, LLC	Delaware	30-0707588

American Midstream Gas Solutions LP, LLC	Delaware	80-0770011

American Midstream Madison, LLC	Delaware	90-0904076

American Midstream Marketing, LLC	Delaware	27-0856071

American Midstream Mesquite, LLC	Delaware	35-2517599

American Midstream Midla Reconfiguration, LLC	Delaware	32-0491243

American Midstream Offshore (Seacrest) LP	Texas	52-2384543

American Midstream Onshore Pipelines, LLC	Delaware	76-0410558

American Midstream Permian, LLC	Delaware	46-3877849

American Midstream Piney Woods, LLC	Delaware	36-4830436

American Midstream Republic, LLC	Delaware	30-0836678

American Midstream Terminaling, LLC	Delaware	38-3984171

American Midstream Transtar Gas Processing, LLC	Delaware	45-1158653

AMID Crude Oil Services LLC	Delaware	37-1657938

AMID Crude Oil Storage LLC	Oklahoma	26-1170811

AMID Crude Trucking LLC	Delaware	20-8829835

AMID Energy Products Supply LLC	Delaware	46-4633511

AMID Liquids Trucking LLC	Delaware	46-3146616

AMID Merger LP	Delaware	27-2504700

AMID NLR LLC	Delaware	46-1335040

AMID Payment Services, LLC	Delaware	36-4817299

AMID Refined Products LLC	Delaware	90-0794172

AMID Silver Dollar Pipeline LLC	Delaware	46-3670099

AMID St. Croix LLC	Delaware	47-3466543

AMID Caddo LLC	Delaware	46-1340475

Argo Merger GP Sub, LLC	Delaware	38-4023237

Blackwater Georgia, L.L.C.	Georgia	27-2171764

Blackwater Harvey, LLC	Delaware	46-1103342

Blackwater Investments, Inc.	Delaware	36-4745491

Blackwater Maryland, L.L.C.	Maryland	38-3858701

Blackwater Midstream Corp.	Nevada	26-2590455

Blackwater New Orleans, L.L.C.	Louisiana	26-3333617

Centana Gathering, LLC	Delaware	76-0415304

Centana Oil Gathering, LLC	Delaware	76-0476596

D-Day Offshore Holdings, LLC	Delaware	37-1825887

High Point Gas Gathering, L.L.C.	Texas	30-0601529

High Point Gas Gathering Holdings, LLC	Delaware	27-0855785

High Point Gas Transmission, LLC	Delaware	45-3531669

High Point Gas Transmission Holdings, LLC	Delaware	27-0855785

(1)	The address for each registrant’s principal executive office is 2103 CityWest Blvd., Bldg. 4, Suite 800, Houston, Texas 77042, and the telephone number of each registrant’s principal executive office is (346) 241-3400.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.**

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 20th of September, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

September 20, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,386
Interest-bearing balances		195,432
Securities:
Held-to-maturity securities		140,286
Available-for-sale securities		240,904
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		72
Securities purchased under agreements to resell		31,063
Loans and lease financing receivables:
Loans and leases held for sale		20,008
Loans and leases, net of unearned income	928,756
LESS: Allowance for loan and lease losses	10,281
Loans and leases, net of unearned income and allowance		918,475
Trading Assets		44,239
Premises and fixed assets (including capitalized leases)		7,782
Other real estate owned		765
Investments in unconsolidated subsidiaries and associated companies		11,629
Direct and indirect investments in real estate ventures		294
Intangible assets
Goodwill		22,671
Other intangible assets		16,509
Other assets		62,422

Total assets		$1,731,937

LIABILITIES
Deposits:
In domestic offices		$1,237,791
Noninterest-bearing	433,623
Interest-bearing	804,168
In foreign offices, Edge and Agreement subsidiaries, and IBFs		122,015
Noninterest-bearing	654
Interest-bearing	121,361
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,026
Securities sold under agreements to repurchase		7,123

Dollar Amounts In Millions
Trading liabilities	11,964
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	136,524
Subordinated notes and debentures	12,952
Other liabilities	36,121

Total liabilities	$1,568,516
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	110,513
Retained earnings	52,469
Accumulated other comprehensive income	(470)
Other equity capital components	0

Total bank equity capital	163,031
Noncontrolling (minority) interests in consolidated subsidiaries	390

Total equity capital	163,421

Total liabilities, and equity capital	$1,731,937

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

James Quigley

Stephen Sanger